                            SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive  Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                     EASTBROKERS INTERNATIONAL INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

      -----------------------------------------------------------------------
(2)   Aggregate number of securities to which transaction applies:

      -----------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      -----------------------------------------------------------------------
(4)   Proposed maximum aggregate value of transaction:

      -----------------------------------------------------------------------
(5)   Total fee paid:

      -----------------------------------------------------------------------
|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

      -----------------------------------------------------------------------
(2)   Form, Schedule or Registration Statement No.:

      -----------------------------------------------------------------------
(3)   Filing Party:

      -----------------------------------------------------------------------
(4)   Date Filed:

      -----------------------------------------------------------------------

                     EASTBROKERS INTERNATIONAL INCORPORATED

                    Notice of Annual Meeting of Stockholders
                to be held on April 12, 1999 and Proxy Statement



















                                                               March 17, 1999

                     EASTBROKERS INTERNATIONAL INCORPORATED
                        15245 SHADY GROVE ROAD, SUITE 340
                            ROCKVILLE, MARYLAND 20850


                                                               March 17, 1999


Dear Stockholders:

         You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Eastbrokers International Incorporated. The meeting will be held on Monday, April 12, 1999, at 2:00 p.m., at 6300 Syracuse Way, Suite 560, Englewood, Colorado, 80111.

         In the following pages, you will find the formal notice of our annual meeting and our proxy statement. After reading the proxy statement, please mark, sign and promptly return the enclosed proxy card to ensure that your shares are represented at the meeting.

         We hope that many of you will be able to attend our annual meeting in person. It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. If your shares are registered in your name and you plan to attend the Annual Meeting, please mark the appropriate box on the enclosed proxy card and you will be registered for the meeting. We urge you to attend the meeting but if you cannot, you may instead vote by proxy.

         We appreciate the continuing interest of our stockholders in our business, and we look forward to seeing you at the meeting.

                            Sincerely,



                           Martin A. Sumichrast
                           Chairman of the Board, President
                           and Chief Executive Officer

                     EASTBROKERS INTERNATIONAL INCORPORATED
                        15245 SHADY GROVE ROAD, SUITE 340
                            ROCKVILLE, MARYLAND 20850


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 12, 1999



         The annual meeting of stockholders of Eastbrokers International Incorporated will be held at 2:00 p.m. on Monday, April 12, 1999 at 6300 Syracuse Way, Suite 560, Englewood, Colorado, 80111, for the following purposes:

          1. To elect 2 directors for a term of three years and one director for a term of two years;

          2. To approve an amendment to the Company's 1996 Stock Option Plan to increase the number of shares from 600,000 to 850,000;

          3. To ratify the appointment of Spicer, Jefferies & Co. as the Company's independent public accountants for fiscal year 1999; and

          4. To transact such other business as may properly come before the meeting.

         To ensure that your shares are represented at the meeting in the event that you do not attend, please mark and sign the enclosed proxy card and return it in the enclosed envelope.

                             By Order of the Board of Directors





                             Executive Vice President, Chief Financial Officer, Treasurer and Secretary





Date:    March 17, 1999

                     EASTBROKERS INTERNATIONAL INCORPORATED


                                 PROXY STATEMENT
                   FOR ANNUAL MEETING OF STOCKHOLDERS FOR 1998

                                TABLE OF CONTENTS




                                                                        PAGE
General Information for Stockholders..................................    1
         Purpose of Proxy.............................................    1
         How to Vote..................................................    1
         Matters to be Submitted to a Vote............................    1
         Revoking Proxies.............................................    1
         Naming Other Proxies.........................................    1
         Who May Vote.................................................    1
Election of Directors.................................................    2
         Nominees for Election for a Three-Year Term Expiring at the
              2001 Annual Meeting.....................................    2
         Nominee for Election for a Two-Year Term Expiring at the
              2000 Annual Meeting.....................................    2
         Director Continuing in Office Until the 2000 Annual Meeting..    2
         Director Continuing in Office Until the 1999 Annual Meeting..    3
         Meetings of the Board........................................    3
         Committees of the Board......................................    3
         Director Compensation........................................    3
Executive Officer Compensation........................................    4
Security Ownership of Management and Certain Beneficial Owners........    7
Section 16(a) Beneficial Ownership Reporting Compliance...............    8
Certain Relationships and Related Transactions.........................   8
Approval of Amendment to the 1996 Stock Option Plan to Increase the
     Number of Shares Authorized Under the Plan........................  12
Independent Public Accountants.........................................  15
Stockholder Proposals for the Annual Meeting of Stockholders for 1999..  15
Other Information......................................................  15

GENERAL INFORMATION FOR STOCKHOLDERS

         PURPOSE OF PROXY. This proxy statement and the enclosed proxy card relate to the annual meeting of stockholders of Eastbrokers International Incorporated, a Delaware corporation ("Eastbrokers" and, together with its subsidiaries, the "Company," "we" or "us"), for 1998. Eastbrokers' Board of Directors is soliciting proxies from stockholders in order to provide every stockholder an opportunity to vote on all matters submitted to a vote of stockholders at the meeting, whether or not he or she attends in person. This proxy statement and the enclosed proxy card are being mailed to stockholders beginning on or about March 12, 1999.

         HOW TO VOTE. You may vote on each matter to be submitted to a vote of stockholders at the meeting by marking the appropriate box on the proxy card, signing it and returning it in the enclosed envelope. When the proxy card is properly signed and returned by you, your shares will be voted at the meeting by the proxyholders named on the proxy card in accordance with your directions. If you return the proxy card without marking a box for a specified matter, your shares will be voted on that matter as recommended by Eastbrokers' Board of Directors.

         MATTERS TO BE SUBMITTED TO A VOTE. The only matters known to management to be submitted to a vote of stockholders at the meeting are (1) the election of 3 directors, (2) the approval of an amendment to the Company's 1996 Stock Option Plan to increase the number of shares from 600,000 to 850,000 and (3) the ratification of Spicer, Jefferies & Co. as the Company's independent public accountants for fiscal year 1999. When you sign and return a proxy card, your proxy card gives the proxyholders the discretionary authority to vote your shares in accordance with their best judgment on any other business that may come before the meeting. Unless you specify otherwise, your shares will be voted on any other business as recommended by Eastbrokers' Board of Directors.

         REVOKING PROXIES. If you sign and return a proxy card, you may revoke it or submit a revised one at any time before the vote to which the proxy card relates. You may also vote by ballot at the meeting. If you vote by ballot, you will thereby cancel any proxy which you previously returned as to any matter on which you vote by ballot.

         NAMING OTHER PROXIES. You may designate as your proxy someone other than those named on the enclosed proxy card by crossing out those names and inserting the name(s) of the person(s) you wish to have act as your proxy. No more than three persons should be so designated. In such a case, you must deliver the proxy card to the person(s) you designated and they must be present and vote at the meeting. Proxy cards on which other proxyholders have been designated should not be mailed or delivered to us.

         WHO MAY VOTE. Stockholders as of the close of business on March 12, 1999 are entitled to notice of and to vote at our annual meeting. Each share of common stock, par value $.05 per share, of Eastbrokers is entitled to one vote. As of March 12, 1999, 5,157,250 shares of common stock were outstanding. Those shares were held by 72 stockholders of record.

ELECTION OF DIRECTORS

         The Company's By-Laws provide for not less than one (1) director and not more than nine (9) directors. The Board of Directors has established that the number of directors which constitute the entire Board shall be five (5). The Company's Certificate of Incorporation, as amended, provides for a staggered Board of Directors, such that members of the Board of Directors are divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits, with the term of office of one class expiring each year. Dr. Lawrence Chimerine has been elected as a class one director, to serve until the 1999 annual meeting of stockholders. Mr. Jay R. Schifferli has been elected as a class two director to serve until the annual meeting of stockholders to be held during the year 2000. Dr. Michael Sumichrast, who is currently a director of the Company, is being nominated as a class two director to serve until the annual meeting of stockholders to be held during the year 2000. Messrs. Martin A. Sumichrast and Wolfgang Kossner have been nominated, as class three directors, to be elected at the Meeting for a term of three years expiring at the 2001 annual meeting. There are no family relationships among any officers and directors of the Company, except that Michael Sumichrast, Ph.D. and Martin A. Sumichrast are father and son, respectively. Biographical information, including the age, position held with the Company, term of office as director, employment during the past five years, and certain other directorships of each nominee and each director not up for election is set forth below.

         NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING
         AT THE 2001 ANNUAL MEETING.

         MARTIN A. SUMICHRAST, 32, Chairman of the Board, Chief Executive Officer and President of the Company since December 1998, and Vice Chairman of the Company since March 1997; and a Director of the Company since its inception in 1993. Mr. Sumichrast is a founder of the Company and was formerly Secretary and Executive Vice President and Chief Financial Officer. Mr. Sumichrast is also a Director of EBI Securities Corporation and Chairman of Eastbrokers North America, Inc., a subsidiary of the Company.

         WOLFGANG KOSSNER, 30, Vice Chairman of the Board since December 1998 and a Director of the Company since August 1996. Mr. Kossner was Executive Vice President of the Company from August 1996 until November 1, 1996. Mr. Kossner is the co-founder of Eastbrokers Beteiligungs AG, a subsidiary acquired by the Company in 1996. From 1993 through 1995, Mr. Kossner served as the managing director of WMP Bank AG ("WMP")(formerly named WMP Borsenmakler AG), a subsidiary acquired by the Company in 1996. Prior to that, Mr. Kossner was the manager of securities trading at WMP from 1991 to 1993. Mr. Kossner presently serves on the Supervisory Boards of Eastbrokers' subsidiaries in Vienna, Ljubljana and Zagreb. Mr. Kossner is also principal and founder of General Partners Beteiligungs A.G., the Company's largest stockholder.

         NOMINEE FOR ELECTION FOR A TWO-YEAR TERM EXPIRING
         AT THE 2000 ANNUAL MEETING

         MICHAEL SUMICHRAST, Ph.D., 78, Director of the Company since 1993, was Chairman of the Board of the Company since its inception in 1993 until March 1997. From 1990 to 1994, Dr. Sumichrast served as Chairman of the Board of Sumichrast Publications, Inc., a real estate publication located in Rockville,

Maryland. During this time, he also served as an economic adviser and representative of various international American companies. From 1963 to 1990, Dr. Sumichrast was the senior vice president and chief economist of the National Association of Home Builders (NAHB), a home builders' professional association.

         DIRECTOR CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

         JAY R. SCHIFFERLI, 38, Director of the Company since January 1999, is a Partner at the law firm of Kelley Drye & Warren LLP, an international law firm with offices in the United States, Europe and Asia. Mr. Schifferli joined Kelley Drye in 1986, and he concentrates his practice in securities and corporate law. Kelley Drye & Warren LLP is counsel to the Company.

         DIRECTOR CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

         DR. LAWRENCE CHIMERINE, 58, Director of the Company since February 1999, is a Managing Director and Chief Economist at the Economic Strategy Institute, a position he has held since 1993. Since 1991, he also has served as President of Radnor International Consulting, Inc., an international consulting firm. Dr. Chimerine is also a director of Bank United Corp. and Bank United, Outsource International, Inc. and Sanchez Computer Associates, Inc.

         MEETINGS OF THE BOARD. During the fiscal year ended March 31, 1998, the Board of Directors met 9 times in person or by telephonic conference meeting. Each director listed above who was then serving attended all of the meetings of Eastbrokers' Board of Directors and the meetings of the committees of Eastbrokers' Board of Directors of which he was a member.

         COMMITTEES OF THE BOARD. Eastbrokers' Board of Directors has one standing committee. The Audit Committee held one meeting during fiscal 1998. Messrs. Jay R. Schifferli, Michael Sumichrast, Ph.D. and Dr. Lawrence Chimerine are members of the Audit Committee. No member of the committee may be an employee of the Company.

         The committee is responsible for: policies, procedures and other matters relating to accounting, internal financial controls and financial reporting, including the engagement of independent auditors, the planning, scope, timing and cost of any audit and any other services the independent auditors may be asked to perform; reviewing with the independent auditors their report on the financial statements following completion of each such audit; policies, procedures and other matters relating to business integrity, ethics, conflicts of interest, antitrust and insider trading; reviewing financial objectives and financial condition; reviewing stock and debt issues and credit facilities; and reviewing dividend and stock repurchase policies, foreign exchange operations, hedging and derivatives operations, and compliance with covenants under debt issues and credit facilities.

         DIRECTOR COMPENSATION. Each non-officer director of the Company is entitled to receive $1,500, plus reasonable expenses, for attending scheduled Board meetings at which members meet in person. Directors do not receive any compensation for Board meetings which they attend via telephone conference. Directors are also entitled to be awarded restricted stock and stock options pursuant to the Company's 1996 Stock Option Plan, as amended. Provisions of the Plan are described under "Executive Officer Compensation - 1996 Stock Option Plan."

         During the fiscal year ended March 31, 1998, no fees were paid. All current directors waived such fees for the fiscal year ended March 31, 1998.

EXECUTIVE OFFICER COMPENSATION

         The following Summary Compensation Table sets forth the compensation for the named executives for the years ended March 31, 1998 and 1997, the three month transition period ended March 31, 1996, and the twelve month periods ended December 31, 1995 and December 31, 1994. No other executive officer had total annual salary and bonus during any such period equal to or greater than $100,000. Effective December 15, 1998, Peter Schmid resigned as Chairman of the Board, President and Chief Executive Officer of the Company.

                           SUMMARY COMPENSATION TABLE




                                                                                         Long Term Compensation
                                                                        ----------------------------------------------------------
                            Annual Compensation                         Awards                         Payouts
                            ------------------------------------------------------------------------------------------------------

             (a)              (b)      (c)        (d)        (e)              (f)              (g)          (h)          (i)

                                                                                            Securities
 Name and Principal Position                              Other Annual      Restricted      Underlying      LTIP       All Other
 --------------------------- Year     Salary     Bonus   Compensation     Stock Awards($) Options/SARs(#)  Payouts   Compensation
                             ----     ------     -----   -------------    --------------- ---------------  -------   ------------


 Peter Schmid(1)            1998    $ 138,305   $30,000           --             --             --          --          --
   Chairman, President      1997*   $ 129,988      --             --             --             --          --          --
   and Chief Executive      1996**         --      --             --             --             --          --          --
   Officer                  1995           --      --             --             --             --          --          --
                            1994           --      --             --             --             --          --          --

 Martin A. Sumichrast(2)    1998    $ 120,000   $ 20,000          --             --             --          --          --
   Vice-Chairman of the     1997*   $ 120,000   $ 11,000          --             --             --          --          --
   Board and Secretary      1996**  $  30,000      --             --             --             --          --          --
                            1995    $ 107,500      --             --             --             --          --          --
                            1994           --      --             --             --             --          --          --

 Petr Bednarik, Ing.(1)     1998           --      --             --             --             --          --          --
   Former President and     1997*   $   49,000     --       $ 24,000***          --             --          --          --
   Chief Executive Officer  1996**  $   10,000     --             --             --             --          --          --
                            1995    $  107,500     --             --             --             --          --          --
                            1994           --      --             --             --             --          --          --

 August A. de Roode(1)(4)   1998           --      --             --             --             --          --          --
   Former Chief Executive   1997*   $   72,094     --             --             --             --          --          --
   Officer and Chief        1996**         --      --             --             --             --          --          --
   Operating Officer        1995           --      --             --             --             --          --          --
                            1994           --      --             --             --             --          --          --

 Michael Sumichrast,        1998           --      --       $ 65,980             --             --          --          --
 Ph.D.(3)                   1997*   $ 100,000      --       $ 75,000***          --             --          --          --
   Former Chairman of the   1996**  $  24,999      --             --             --             --          --          --
   Board                    1995    $ 100,000      --             --             --             --          --          --
                            1994           --      --             --             --             --          --          --

------------------
*for the fiscal year ended March 31, 1997.
**for the three month transition period ended March 31, 1996.
***these amounts constitute severance pay.

         (1) Mr. Schmid was the Chairman of the Board and Chief Executive Officer from March 1997 through December 15, 1998 and President of the Company from August 1996 through December 1998. Mr. Bednarik was President and Chief Executive Officer from the time of the Company's inception in 1993 until August 1996. Mr. De Roode was Chief Executive Officer and Chief Operating Officer from August 1996 to March 1997.

         (2) Martin A. Sumichrast became Chairman of the Board, President and Chief Executive Officer of the Company in December 1998, and was Vice Chairman of the Board since March 1997. Prior to that, he was Executive Vice President and Chief Financial Officer.

         (3) Dr. Sumichrast was Chairman of the Board from the time of the Company's inception in 1993 until March 1997.

         (4) Dr. de Roode's compensation was paid through VCH Vermogensverwaltung Und Holding GmbH at his direction.

         EMPLOYMENT AGREEMENTS

         Effective January 1995, the Company entered into employment agreements ("Employment Agreements") with Messrs. Michael Sumichrast, Ph.D., Petr Bednarik, Ing., and Martin A. Sumichrast. Mr. Bednarik's employment was terminated effective August 1, 1996 in connection with the acquisition of Eastbrokers Vienna. Under the terms of Mr. Bednarik's Employment Agreement, Mr. Bednarik received $24,000 in severance compensation in August 1996 as a result of such termination of employment. Dr. Sumichrast's Employment Agreement was terminated upon his resignation as Chairman effective March 20, 1997 and he was awarded a sum of $75,000. The Company also entered into Employment Agreements with Messrs. August de Roode and former Chairman of the Board, President, Chief Executive Officer and Director of the Company, Peter Schmid, effective as of August 1, 1996. Mr. De Roode's agreement expired upon his resignation on March 15, 1997. Mr. Schmid's agreement expired upon his resignation on December 15, 1998. Mr. Martin A. Sumichrast entered into a new Employment Agreement which will expire in December 2004, and will renew for a period of five years following the expiration date, unless contrary notice is given by either party. The Company also entered into an Employment Agreement, effective as of December 31, 1998 with Kevin D. McNeil, which agreement will expire in December 2002, unless contrary notice is given by either party. The annual salaries for Martin A. Sumichrast and Mr. McNeil have been initially fixed at $240,000 and $120,000, respectively, with such subsequent increases in salary during the term of the agreements as may be determined by the Board of Directors. Messrs. Martin A. Sumichrast and McNeil are each eligible to receive a quarterly performance bonus of up to 1 percent and 1/4 percent, respectively, of 1 percent of total revenue of the Company in excess of $6,000,000 per quarter. As an inducement for entering into each of their respective agreements, the Company sold 200,000 shares at $3.50 per share and 50,000 shares at $3.00 per share of common stock to Mr. Martin A. Sumichrast and Mr. McNeil, respectively, in exchange for each of Messrs. Sumichrast and McNeil issuing to the Company a promissory note in the amount of $700,000 and $150,000, respectively. On January 1, 1999, Martin A. Sumichrast and Kevin D. McNeil purchased 70,000 Class C Warrants and 32,583 Class C Warrants from Eastbrokers N.A., respectively, in each case for an amount equal to $0.25 per warrant. Each warrant will entitle Mr. Sumichrast and Mr.

McNeil, each, to purchase one (1) share of the Company's common stock at a price of $7.00 per share. Payment for the warrants will be in the form of unsecured promissory notes, with one-year terms and interest accruing at 8 percent. The agreements provide, among other things, for participation in an equitable manner in any profit-sharing or retirement plan for employees or executives and for participation in employee benefits applicable to employees and executives of the Company. The agreements further provide for the use of an automobile and other fringe benefits commensurate with their duties and responsibilities. The agreements also provide for benefits in the event of disability.

         Pursuant to the agreements, employment may be terminated by the Company with cause or by the executive with or without good reason. Termination by the Company without cause, or by the executive for good reason, would subject the Company to liability for liquidated damages in an amount equal to the terminated executive's current salary and a pro rata portion of their prior year's bonus for the remaining term of the agreement, payable in equal monthly installments, without any set-off for compensation received from any new employment. In addition, the terminated executive would be entitled to continue to participate in and accrue benefits under all employee benefit plans and to receive supplemental retirement benefits to replace benefits under any qualified plan for the remaining term of the agreement to the extent permitted by law.

         Under the agreements, the Company is obligated to purchase insurance policies on the lives of Messrs. Martin A. Sumichrast and McNeil. The Company will pay the premiums on these policies and upon the death of the employee, the Company will receive an amount equal to the premiums it paid under the policy and the remaining proceeds will go to the employee's designated beneficiary. The Company has a one million dollar key man life insurance policy on Martin A. Sumichrast and a $500,000 key man life insurance policy on Mr. McNeil, in each case with the Company as the beneficiary.

         CONSULTING AGREEMENTS

         Effective January 1, 1999, Wolfgang Kossner, Vice Chairman of the Board, entered into a one-year Consulting Agreement with the Company. Mr. Kossner will receive compensation for his services as a consultant to the Company of 200,000 Class C Warrants, payable in equal installments on March 31, 1999, June 30, 1999, September 30, 1999 and December 31, 1999. The value of the Class C Warrants will be determined for compensation purposes using the Black Schole method at the time of grant. As additional compensation under the agreement, Mr. Kossner will receive project success fees to be determined. The agreement may be terminated by the Company for cause and in the event that the Company terminates the agreement for any reason other than "for cause," Mr. Kossner shall be entitled to the remaining payments that would have otherwise been payable had his services not been terminated. The agreement also provides for full compensation and reimbursement of expenses in the event of disability.

         OPTION/SAR GRANTS

         There were no grants to any of the named executive officers or Directors of options, stock appreciation rights or similar instruments during the fiscal year ended March 31, 1998. As of March 12, 1999, options to purchase 200,000 shares were awarded under the Plan (as defined below) to, and 250,000 shares of common stock were purchased by, named executive officers or directors. None of such options have vested.

         OPTION/SAR EXERCISES

         There were no exercises of options during the fiscal year ended March 31, 1997. Options for 7,750 shares of common stock were exercised during the fiscal year ended March 31, 1998.


                        FISCAL YEAR-END OPTION/SAR VALUES


                                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                                        OPTION/SAR VALUES
                                                                                                   Value of
                                                                  Number of Securities        Unexercised In-The-
                                                                       Underlying                    Money
                                                                      Unexercised               Options/SARs at
                                                    Value         Options/SARs at FY-              FY-End($)
                              Shares Acquired      Realized       End (#) Exercisable/            Exercisable/
           Name               on Exercise (#)        ($)            Unexercisable                Unexercisable
            (a)                    (b)               (c)                  (d)                       (e)
------------------------------------------------------------------------------------------------------------------

  Peter Schmid                      0                 -                  33,000/0                    -
  Wolfgang Kossner                  0                 -                 100,000/0                    -


         1996 STOCK OPTION PLAN

         At the Annual Meeting held on December 10, 1996, the stockholders approved the 1996 Stock Option Plan (the "Plan") pursuant to which officers, employees, directors and consultants of the Company and its Affiliates are eligible to be granted Awards. The Plan is administered by the Stock Award Committee, or, in the absence of such a committee by the entire Board, which has the authority to grant Awards including Stock Options, Stock Appreciation Rights, Restricted Stock, or any combination of the foregoing, and to determine the terms and conditions of the Awards.

         The total number of shares of common stock initially reserved and available for distribution as Awards under the Plan originally was 400,000. In October 1997, the Plan was amended to increase the number of shares of common stock available for award to 600,000. The Board has approved, subject to stockholder approval, a further increase in the total number of shares of stock reserved and available for distribution as Awards under the Plan to 850,000 shares of the Company's common stock.

         In the fiscal year ended March 31, 1997, an aggregate of 25,000 shares of common stock and options to purchase 35,000 shares were awarded pursuant to the Plan.

         During the fiscal year ended March 31, 1997, an additional 12,000 shares of common stock were issued outside of the Plan as compensation for services to the Company. During the fiscal year ended March 31, 1998, an additional 10,000 shares were issued outside of the Plan as compensation for services to the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of March 12, 1999, the number and percentage of outstanding shares of common stock owned beneficially by: (i) each stockholder known by Eastbrokers to own more than 5% of the outstanding shares of common stock; (ii) each director of Eastbrokers; (iii) each of the named executive officers; and (iv) all directors and executive officers as a group. The number of shares of common stock outstanding as of March 12, 1999 was 5,157,250.


                                                                                                 Percentage of
       Name and Address (1)              Position with Company             Number of Shares         Shares
  ------------------------------- -------------------------------------  ---------------------- ----------------

  Martin A. Sumichrast (2)        Chairman of the Board, President,           320,000                   6.12
                                  Chief Executive Officer and Director
  Kevin D. McNeil(3)              Executive Vice President,                    85,078                   1.64
                                  Secretary, Treasurer and Chief
                                  Financial Officer

  Wolfgang Kossner (4)            Vice Chairman                             2,420,420                  42.04
  Dr. Lawrence Chimerine          Director                                        - 0 -                 *
  Jay R. Schifferli               Director                                        - 0 -                 *
  Michael Sumichrast, Ph.D.       Director                                        - 0 -                 *
  Peter Schmid (former Chairman
  of the Board, President and
  Chief Executive Officer)                                                     27,775                   *
  General Partners AG                                                       2,187,920                  38.00
  All Officers and Directors as
         a Group (6 persons)                                                2,825,498                  48.22

---------------
*        Less than 1 percent

         (1) Except as otherwise noted, c/o Eastbrokers International Incorporated, 15245 Shady Grove Road, Suite 340, Rockville, Maryland 20850.

         (2) 200,000 shares are owned directly by Martin A. Sumichrast, 50,000 shares are owned by Sumichrast Enterprises, Inc. ("SEI"), a corporation of which Martin A. Sumichrast is an officer and director and the owner. Includes 70,000 shares issuable upon exercise of Class C Warrants to acquire common stock at $7.00 per share.

         (3) Includes 32,583 shares issuable upon exercise of Class C Warrants to acquire common stock at $7.00 per share.

         (4) 1,587,920 shares are owned indirectly through General Partners Beteiligungs AG, formerly KHS Beteiligungs AG ("GP") of which Mr. Kossner is a principal stockholder. 200,000 shares are owned by Karntner Landes und Hypothekenbank AG (the "Bank") as nominee for GP. Mr. Kossner may be deemed to have shared voting and investment power with respect to these shares. Also includes 32,500 shares held by the Bank as nominee for Central and Eastern European Fund ("Fund"), of which Mr. Kossner is a director. This inclusion of such Fund shares shall not be construed as an admission that Mr. Kossner is the beneficial owner of such shares. Includes 200,000 shares issuable upon the exercise of options to acquire common stock at $10.00 per share held by GP and 400,000 shares issuable upon the exercise of warrants to acquire common stock at $7.00 per share held by GP.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires Easbrokers' directors and officers and holders of more than 10% of the outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Eastbrokers.
Eastbrokers believes that, during fiscal 1998, its directors and officers and holders of more than 10% of the outstanding shares of common stock complied with all reporting requirements under Section 16(a), except General Partners Beteiligungs AG which did not file on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company entered into various agreements with Randall F. Greene, a former director of the Company. Mr. Greene provided consulting services pursuant to an agreement dated July 26, 1996 in connection with the Company's acquisition of Eastbrokers Vienna. Pursuant to this agreement, Mr. Green received $20,000 as a non-accountable expense allowance and 10,000 shares of the Company's common stock. In addition, during the 1997 fiscal year Mr. Greene was paid $37,000 for consulting services provided to the Company in connection with potential mergers and/or acquisitions. In connection with Mr. Greene's resignation from the Board of Directors of the Company, the Company entered into a six month consulting agreement dated March 27, 1997 pursuant to which Mr. Greene was paid $24,000 and granted options to purchase 7,750 shares of the Company's common stock at $6.50 per share. A related letter agreement was entered into with Mr. Green on March 27, 1997, as amended by a letter dated April 29, 1997. Under the related letter agreement, Mr. Greene was paid $13,750 and granted 12,500 shares of the Company's common stock in full satisfaction for consulting services rendered during the period August 1, 1996 through March 31, 1997. Also pursuant to this agreement, the Company agreed to indemnify Mr. Greene against certain liabilities, the parties exchanged mutual releases and Mr. Greene agreed to sell his shares of the Company's common stock to the Company's primary market maker subject to certain conditions.

         In September 1996, Mr. Peter Schmid, former Chairman of the Board, President, Chief Executive Officer and Director of the Company, received from Eastbrokers Vienna 3,511,422 Austrian Schillings (approximately $340,000 USD) for his 49.95 percent ownership interest in Eastbrokers Wertpapiervermittlungs-gesellschaft GmbH ("Eastbrokers GmbH"), an Austrian Securities Brokerage Company with limited liability. The nominal value of these shares was 500,000 Austrian Schillings.

         In September 1996, Mr. Schmid received 376,275 Austrian Schillings (approximately $36,500 USD) for his 5.60 percent ownership interest in Eastbrokers Slovakia a.s., Bratislava ("Eastbrokers Slovakia"). Eastbrokers Slovakia is the Company's subsidiary operating in the Slovak Republic. The nominal value of these shares was 280,000 Slovak Koruna.

         In September 1996, Mr. August de Roode received 1,110,250 Austrian Schillings (approximately $107,500 USD) for his 24.40 percent ownership interest in Eastbrokers Slovakia. The nominal value of these shares was 1,220,000 Slovak Koruna. Mr. de Roode was Chief Executive Officer, Chief Operating Officer and Director of the Company until March 1997 and he was also a Director of Eastbrokers Slovakia at the date of this transaction.

         Prior to the sale by the Company of the Hotel Fortuna a.s.(the "Hotel") on October 1, 1996, the Company owned 50.2 percent of the Hotel. Stratego Invest a.s., a broker-dealer and financial consulting company organized under the laws of the Czech Republic, owned 20.6 percent of the Hotel. Stratego Invest a.s. was at that time more than 50 percent owned by Stratego a.s., which was controlled by Ing. Petr Bednarik. Mr. Bednarik was President and CEO of the Company until August 1996. The sales transaction of the Hotel by the Company was arranged by Stratego Invest a.s. For providing services related to the transaction, Stratego Invest a.s. was to have received a commission fee of 1,000,000 CZK (approximately $37,000 USD). However, Stratego Invest a.s. waived its commission related to this transaction.

         In December 1996, Eastbrokers Vienna loaned Dr. Muller-Tyl approximately $72,000 USD. Interest on the outstanding balance of this obligation is computed at 8 percent per annum until paid in full. Dr. Muller-Tyl was the Chief Operating Officer of the Company until his resignation in January 1998.

         At December 31, 1996, the Company has a receivable related to share transactions from Mr. Kossner in the amount of 2,269,198 Austrian Schillings (approximately $209,000 USD).

         At December 31, 1996, the Company has a receivable related to share transactions from Z.E. Beteiligungs AG ("ZE") in the amount of 5,537,202 Austrian Schillings (approximately $511,000 USD). ZE is a subsidiary of General Partners.

         During 1996, the Company entered into a verbal agreement with RealWorld, an internet software developer, to design and build an online stock exchange game and online trading system. The initial deposit to begin development of the game and system was 530,000 Austrian Schillings (approximately $50,000 USD). Currently the Company has a liability to RealWorld of 208,000 Austrian Schillings (approximately $20,000 USD) representing amounts due on progress billings. The agreement states that costs will be charged on an hourly basis and monthly progress billings will be made once the original deposit has been depleted. Dr. Muller-Tyl is a member of the Supervisory Board for RealWorld. Venture Capital Holdings Gmbh, an Austrian company owned and controlled by Mr. De Roode and Mr. Muller-Tyl ("VCH") and Messrs. Schmid, Kossner, and Muller-Tyl were at that time shareholders of RealWorld and represented a combined ownership interest of 26 percent.

         In March 1997, Eastbrokers Vienna purchased 30,000 shares of Schneiders 1895 AG for 3,618,000 Austrian Schillings (approximately $302,000 USD). Mr. Peter Schmid is a Director of Schneiders 1895 AG and Mr. Schmid's father is an officer and Director of Schneiders 1895 AG.

         The Company entered into a one year consulting agreement dated March 31, 1997 with Dr. Sumichrast, a Director of the Company, pursuant to which Dr. Sumichrast was granted 20,000 shares of the Company's common stock to vest ratably over the term of the agreement. Dr. Sumichrast provided services to the Company during the period April 1, 1997 through September 30, 1997 and received 10,000 shares at an average price of $6.598 per share as compensation for these services.

         In September 1997, Martin A. Sumichrast acquired 50,000 shares of common stock at a price of $6.68 per share in exchange for a note payable in the amount of $334,000 to the Company. This note bore interest at 8 percent per annum and was due September 14, 1999. In February 1999, Mr. Sumichrast sold the 50,000 shares and proceeds from the sale were used to repay the note.

         WMP is an Austrian broker-dealer, market maker, and member of the Vienna Stock Exchange. WMP's common stock is publicly traded on the Main Market of the Vienna Stock Exchange. From time to time, WMP will make a market in stock of companies that have a direct relationship to the Company through its Directors.

         In October 1997, WMP sold its interest in WMP GmbH, primarily an inactive subsidiary to COR Industrieberatung GmbH, for 2.5 million Austrian Schillings (approximately $200,000 USD). The sales price approximated the cost basis of WMP GmbH at the date of disposition.

         During October 1997, WMP entered into a stock loan transaction with VCH in the amount of 4,065,000 Austrian Schillings (approximately $325,000). In August, 1998, VCH repaid the Company in full for this stock loan transaction. WMP periodically engages in stock loan transactions as a portion of its normal business operations.

         In December 1997, Eastbrokers Vienna sold its 51 percent interest SWIB to Mr. Schmid for 13 million Austrian Schillings (approximately $1,025,000 USD). The Company acquired its ownership interest in SWIB in mid-1997 for 510,000 Austrian Schillings (approximately $40,000 USD). At the time of acquisition, the principal asset of SWIB was an investment in a company which was entering bankruptcy proceedings and there was considerable uncertainty regarding the future realizable value of this asset. By December 1997, bankruptcy proceedings had progressed to a point where an estimate could be made on the net realizable value of this asset. Based on the information available at that time, SWIB's value at the date of disposition was determined by the Board of Directors to be in the range of 12 million to 14 million Austrian Schillings (approximately $950,000 to $1,100,000 USD).

         In December 1997, WMP purchased 7,200,000 ATS (approximately $576,000) of 8 percent bonds due April 1, 2000 of ZE. The ZE bonds earn a comparatively higher interest rates (350 basis point above comparable Austrian governmental rates).

         As of December 31, 1997, ZE, a 26.27 percent owned subsidiary of General Partners, owned approximately 25 percent of UCP Beteiligungs AG ("UCP AG"), an Austrian holding company. UCP AG, in turn, owns 27.7 percent of a
Russian chemical company, UCP AOOT. Shares of UCP AOOT are listed over-the-counter on the Vienna Stock Exchange. WMP is a market maker in the shares of UCP AOOT on the Vienna Stock Exchange. During 1997, WMP facilitated the purchase and sale of several blocks of UCP AOOT shares. As of year end, the Company held approximately 38,000 shares of UCP AOOT as an investment. As of March 31, 1998, at this time, the estimated value of these shares was approximately $1,030,270. Subsequent to year end, the Company sold approximately 8,000 shares in 6 separate transactions for approximately $400,000. As of October 26, 1998, the current market price of UCP AOOT shares was approximately $54 per share on the Vienna Stock Exchange. For the fiscal year ended March 31, 1998, the Company recorded, as a charge to earnings, a market value adjustment of approximately ($610,000). Although the UCP AOOT shares are trading at a premium to the original cost basis, the Company wrote down the carrying value of this item based on an independent valuation of UCP AOOT and the uncertainty surrounding the Russian economy.

         As of December 31, 1997, the Company had a receivable from C.R.F. a.s., a Slovak privatization company, related to a stock sale transaction and consulting fees. The total amount due from these transactions was 7,078,500 Austrian Schillings (approximately $559,000). Mr. Schmid was the Chairman of the Board of C.R.F. a.s. from November 1995 through October 1997.

         Upon acquiring Eastbrokers Beteiligungs AG on August 1, 1996, the Company assumed a receivable in the amount of 7,387,697 ATS (approximately $704,000) from Peter Schmid. As of December 31, 1997, the receivable increased due to cash advances to 8,046,177 ATS (approximately $635,000) at the then current exchange rates. These cash advances included the U.S. Dollar denominated amount fluctuates based on the foreign currency exchange rate. On May 31, 1998, Mr. Schmid entered into a Non-Negotiable Term Note in the amount of 8,046,177 Austrian Schillings. This Note had an interest rate of 8 percent per annum and was due May 31, 2000. It was collateralized by 150,000 shares of the common stock. On October 8, 1998, Mr. Schmid repaid 6,748,111 Austrian Schillings of the total amount due. Mr. Schmid repaid the remaining outstanding balance in December 1998.

         Periodically, the Company engages in securities transactions with URBI S.A., ("URBI"), a Spanish investment company. Mr. Kossner was a member of URBI's Supervisory Board from November 1996 through June 1998 and Mr. Schmid was a member until May 1997. All transactions between URBI and the Company were consummated at the then current market prices. At December 31, 1997, the amount due from URBI was 7,023,576 Austrian Schillings or approximately $555,000, arising exclusively from various securities transactions. Prior to June 30, 1998, URBI had repaid all amounts due with respect to the transactions open at December 31, 1997. As of June 30, 1998, the Company had a receivable from URBI in the amount of 4,698,215 Austrian Schillings or approximately $370,000 related to transactions occurring subsequent to December 31, 1997. In addition, the Company entered into a repurchase agreement with URBI in June 1997. This repurchase agreement and the related shares of Vodni Stavby a.s., a Czech construction company, were sold to a non-affiliated Czech Republic company in October 1997.

         The Company leases office space from General Partners Immobilenz ("GPI")(formerly Residenz Realbesitz AG ("Residenz")) for its Vienna operations pursuant to a month-to-month lease. Under the terms of the leases, the Company incurred occupancy costs of approximately 1,200,000 Austrian Schillings (approximately $95,000 USD) in the fiscal years ended March 31, 1997 and 1998. The terms of this lease were negotiated such that the Company is subject to occupancy expenses no greater than the current market rates. GPI is a subsidiary of General Partners Beteiligungs AG ("General Partners"), an Austrian holding company and as of March 12, 1999 the beneficial owner of 2,187,920 shares of common stock. Mr. Kossner, a Director of the Company and an officer of the Company from August, 1996 until November, 1996, owns approximately 30 percent of the outstanding shares of GP. He is a member of GP's Supervisory Board, WMP's Supervisory Board, the Eastbrokers Vienna Supervisory Board, and is a Director of the Company.

         Effective as of December 31, 1998, Mr. Martin A. Sumichrast entered into a new Employment Agreement which will expire in December 2004, and will renew for a period of five years following the expiration date, unless contrary notice is given by either party. The Company also entered into an Employment Agreement, effective as of December 31, 1998, with Kevin D. McNeil, which agreement will expire in December 2002, unless contrary notice is given by either party. The annual salaries for Martin A. Sumichrast and Mr. McNeil have been initially fixed at $240,000 and $120,000, respectively, with such subsequent increases in salary during the term of the agreements as may be determined by the Board of Directors. Messrs. Martin A. Sumichrast and McNeil are each eligible to receive a quarterly performance bonus of up to 1 percent and 1/4 percent, respectively, of 1 percent of total revenue of the Company in excess of $6,000,000 per quarter. See "Executive Officer Compensation - Employment Agreements."

         On January 1, 1999, Martin A. Sumichrast and Kevin D. McNeil purchased 70,000 Class C Warrants and 32,583 Class C Warrants from Eastbrokers N.A., respectively, in each case for an amount equal to $0.25 per warrant. Each warrant will entitle Mr. Sumichrast and Mr. McNeil, each, to purchase one (1) share of the Company's common stock at a price of $7.00 per share. Payment for the warrants will be in the form of unsecured promissory notes, with one-year terms and interest accruing at 8 percent. The Company sold 200,000 shares at $3.50 per share and 50,000 shares at $3.00 per share of common stock to Mr. Martin A. Sumichrast and Mr. McNeil, respectively, in exchange for each of Messrs. Sumichrast and McNeil issuing to the Company a promissory note in the amount of $700,000 and $150,000, respectively.

         Effective January 1, 1999, Wolfgang Kossner, Vice Chairman of the Board, entered into a one-year Consulting Agreement with the Company. Mr. Kossner will receive compensation for his services as a consultant to the Company of 200,000 Class C Warrants, payable in equal installments on March 31, 1999, June 30, 1999, September 30, 1999 and December 31, 1999. The value of the Class C Warrants will be determined for compensation purposes using the Black Schole method at the time of grant. As additional compensation under the agreement, Mr. Kossner will receive project success fees to be determined. See "Executive Officer Compensation Consulting Agreements."

         Effective January 1, 1999, Jay R. Schifferli, a Partner at Kelley Drye & Warren LLP, became a director of the Company. Kelley Drye & Warren LLP received legal fees in the amount of $216,707.70 during the calendar year ended December 31, 1998.

APPROVAL OF AMENDMENT TO THE 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED UNDER THE PLAN.

         On December 10, 1996, the 1996 Stock Option Plan was approved by the stockholders of the Company. The purpose of the Plan is to advance the interests of the Company by enabling officers, employees, directors and consultants of the Company and its Affiliates, as such term is defined by the Plan, to participate in the Company's future and to enable the Company to attract and retain such persons by offering them proprietary interests in the Company. The Board of Directors has amended the 1996 Plan, subject to shareholder approval, in order to increase the number of shares of common stock authorized for issuance under the Plan by 250,000 shares.

         The number of shares previously authorized for issuance under the Plan was 600,000. As of March 12, 1999, options to acquire 542,000 shares have been awarded under the Plan, of which 322,000 have fully vested and 304,750 have been exercised. Accordingly, in order to maximize the incentive effect of enabling officers, employees, directors and consultants of the Company to participate in the Plan, the Board of Directors has deemed it prudent to increase the shares available for grant under the Plan so as to allow future grants of stock options, stock appreciation rights or restricted stock under the Plan.

         ADMINISTRATION

         The Plan is currently administered by the entire Board of Directors in lieu of a Stock Award Committee; however, pursuant to the Plan, the Board may appoint a Stock Award Committee (the "Committee"), which would be composed of not less than two directors of the Company all of whom shall be Non-Employee Directors, as that term is defined in the Plan.

         The Committee, or the Board acting in place of the Committee, has the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable to supervise the administration of the Plan. However, no amendment to the Plan shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement, except that the Board of Directors of the Company shall have the authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Awards which qualify for beneficial treatment under such rules without shareholder approval. The Committee, or the full Board, acting in place of the Committee, may act only by a majority of its members then in office.

         ELIGIBILITY

         Officers, employees, directors and consultants of the Company and its Affiliates who are responsible for or contribute to the management growth and profitability of management, the business of the Company and its Affiliates are eligible to be granted Awards under the Plan. The Company estimates the approximate number of officers and directors, employees and consultants eligible to participate in the Plan to be six (6), sixty (60), and five (5) respectively.

         TYPES OF AWARDS

         The Committee has the authority to grant Awards to officers, employees, directors and consultants of the Company or its Affiliates. Awards granted to participants of the Plan include Stock Options, Stock Appreciation Rights, Restricted Stock, or any combination of the foregoing, as these terms are defined and regulated under the Plan. The Committee has the authority to grant either Incentive Stock Options or Non-Qualified Stock Options under the Plan; however, the former may be granted only to employees of the Company and its subsidiaries. The Awards are subject to such terms and conditions as determined by the Committee and which may differ from Award to Award. The prices, expiration dates and other material conditions upon which the Stock Options and Stock Appreciation Rights may be exercised and the consideration received or to be received by the Company or its Affiliates for the granting or extension of the Awards are to be determined by the Committee.

         NUMBER OF SHARES

         The total number of shares of Stock reserved and available for distribution as Awards under the Plan, as amended by the Board subject to stockholder approval, is 850,000 shares of the Company' common stock. As of March 12, 1999, awards relating to 542,000 shares had been issued under the Plan.

         CHANGE OF CONTROL

         The Plan provides that, subject to such additional conditions and restrictions as the Committee may determine at the time of the grant of an Award, options granted under the Plan shall become immediately exercisable and restrictions on restricted stock granted under the Plan shall lapse in the event of a change of control. Under the Plan, a change in control will occur in the event that a person acquires 20% or more of the Company's voting securities, the stockholders have approved a merger or sale of assets including the Company, or there occurs a significant change in the composition of the Board of Directors.

         SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE 1996 STOCK OPTION PLAN

         This summary of certain federal income tax consequences of the Plan is provided as general information, but does not purport to be a complete and detailed description of all possible tax consequences to the recipient of an Option and the Company. It describes the federal tax consequences in effect as of the date set forth in the notice. Each holder of an Option is advised to consult his tax advisor because tax consequences may vary depending upon the individual circumstances of the holder.

         INCENTIVE STOCK OPTIONS ("ISO"). ISOs are designed to qualify as incentive stock options under Section 422 of the Internal Revenue code of 1986, as amended (the "Code"). In the case of ISOs, no taxable gain will be realized by a recipient upon grant or exercise of the option, and the Company will not be entitled to a tax deduction at the time any such option is granted or exercised. However, the excess of the fair market value of any stock received over the option price will constitute an adjustment in computing alternative minimum taxable income at the time of the transfer of stock pursuant to the exercise of the option, or if later, at the earlier of the time that the stock is transferable or is not subject to a substantial risk of forfeiture. Alternative minimum taxable income is the base for calculating an individual taxpayer's liability for the alternative minimum tax, a tax which is payable if it exceeds the amount of the individual's tax liability calculated under the regular method. Additionally, the basis of the stock for alternative minimum tax purposes would be increased by this adjustment.

         If a recipient of an ISO does not dispose of stock acquired by him upon the exercise of the option within one year after the date of transfer of such stock or within two years after the date of grant of such an option, any gain realized by him on a subsequent sale of such stock will be capital gain, which will be long term capital gain if the stock was held for the appropriate holding period (currently more than one year). In determining the amount of taxable gain or loss on a subsequent sale or other disposition of stock obtained by exercise of an ISO, the tax basis of such stock (for regular tax purposes) will be an amount equal to the option price paid therefor.

         On the other hand, if the recipient sells or otherwise disposes of the stock obtained by exercise of an ISO within one year of the date of grant of the option (other than certain permitted dispositions), he will at that time recognize ordinary income to the extent that the fair market value of the stock on the date that the option was exercised or the amount realized on sale or disposition, whichever is less, exceeds the option price. If the amount realized on sale or disposition is greater than the fair market value of the stock on the date the option was exercised, such excess will be treated as capital gain, which will be a long-term capital gain if the stock was held for the appropriate holding period (currently more than one year).

         In general, in any year in which a recipient recognizes ordinary income because of the disposition of his shares within one year from the date of exercise or two years from the date of grant of an ISO, the Company will receive a corresponding deduction for federal income tax purposes. No deduction will be allowed to the Company if the stock acquired upon exercise of an ISO is held for more than one year after the date of transfer of such stock and more than two years from the date of grant of the ISO.

         NON-QUALIFIED STOCK OPTIONS ("NON-QUALIFIED OPTIONS"). Non-Qualified Stock Options generally are options to which Section 421 of the Code does not apply, sometime referred to as non-statutory options. The treatment of Non-Qualified Options for federal income tax purposes depends on whether the option has a readily ascertainable fair market value at the time it is granted. If a Non-Qualified Option has a readily ascertainable fair market value at the time of grant, the excess of the fair market value of Non-Qualified Options received by a recipient over the amount, if any, paid for the options must be included in the recipient's gross income at the time the option is granted, or if later, at the earlier of the time that the option is transferable or is not subject to a substantial risk of forfeiture. If an option with a readily ascertainable fair market value is not taxable at the time the option is granted because the option is nontransferable and subject to a substantial risk of forfeiture, the recipient may nevertheless elect to include such amount in gross income in the year of grant of the option. Because the Non-Qualified Options are not actively traded on an established market and because it is likely that the

Non-Qualified Options will be nontransferable by the recipient or will not be immediately exercisable, it is not expected that the Non-Qualified Options will have a readily ascertainable fair market value. If a Non-Qualified Options does not have a readily ascertainable fair market value at the time of grant, there is no taxable event at grant; rather, the excess of (i) the value of the stock on the date it is acquired pursuant to exercise of the option over (ii) the exercise price plus the amount, if any, paid for the option must be included in the recipient's gross income at the time of the receipt of the stock pursuant to the exercise of the option, or, if later, at the earlier of the time that the stock is transferable or is not subject to a substantial risk of forfeiture. If stock received pursuant to the exercise of a Non-Qualified Option is not taxable at receipt because the stock is nontransferable and subject to a substantial risk of forfeiture, the recipient may elect to include such amount in gross income in the year the stock is received pursuant to exercise of the option.

         The receipt of taxable income upon exercise of a Non-Qualified Option may be ameliorated if the underlying stock is registered because the recipient may sell a portion of his stock to pay the income tax liability; such is not the case with the receipt of income upon grant of a Non-Qualified Option. The grant or exercise of a Non-Qualified Option will not result in any adjustment for alternative minimum tax purposes. In general, with respect to Non-Qualified Options, a corresponding deduction is allowed to the Company for the amount and at the time that the recipient recognizes income, and such income is subject to withholding and employment taxes, if applicable.

INDEPENDENT PUBLIC ACCOUNTANTS

         Spicer, Jefferies & Co. has been recommended by the Audit Committee and selected by Eastbrokers' Board of Directors to audit our books and accounts for 1999.

         Spicer, Jefferies & Co. has advised us that neither it nor any of its members has any direct financial interest in the Company as a promoter, underwriter, voting trustee, director, officer or employee.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING OF STOCKHOLDERS FOR 1999

         Proposals which stockholders wish to have considered for inclusion in the proxy statement for the annual meeting of stockholders for 1999 must be received at Eastbrokers' principal executive office, Eastbrokers International Incorporated, 15245 Shady Grove Road, Suite 340, Rockville, Maryland 20850, on or before May 14, 1999.

OTHER INFORMATION

         The presence, in person or by proxy, of stockholders holding a majority of the outstanding shares of common stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business.

         The nominees receiving a plurality of the votes cast will be elected as directors. In case any nominee should become unavailable for election for any reason not presently known nor contemplated, the persons named on the proxy still have the discretionary authority to vote pursuant to the proxy for a substitute. The affirmative vote of a majority of the outstanding shares of common stock at the meeting in person or by proxy is required for amendment to the Plan and ratification of the appointment by auditors.

         Only those votes cast for or against a proposal are used in determining the results of a vote.

         Abstentions and broker nonvotes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum. With respect to the approval of any particular proposal, abstentions are considered present at the meeting, but since they are not affirmative votes for the proposal they will have the same effect as votes against the proposal. Broker nonvotes, on the other hand, are not considered present at the meeting for the particular proposal for which the broker withheld authority to vote.

         In addition to the solicitation of proxies by mail, officers or other employees without extra remuneration may solicit proxies by telephone or personal contact.

         We will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of shares of common stock and will pay such persons for forwarding such material.

         All costs for the solicitation of proxies by Eastbrokers' Board of Directors, anticipated to be approximately $10,000, will be borne by us.

         A list of stockholders entitled to vote at the meeting will be available for examination by stockholders during ordinary business hours during the 10 days prior to the meeting at Eastbrokers' principal executive offices at 15245 Shady Grove Road, Suite 340, Rockville, Maryland 20850.

                     EASTBROKERS INTERNATIONAL INCORPORATED


                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
       THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION,
              THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.


The undersigned hereby appoints Martin A. Sumichrast and Kevin D. McNeil as Proxies, with the full power of substitution, and hereby authorizes them to represent and vote, as designed on the reverse hereof, all shares of common stock of Eastbrokers International Incorporated (the "Company") held of record by the undersigned on March 12, 1999, at the Annual Meeting of Stockholders to be held on April 12, 1999, or any adjournment thereof, upon all such matters as may properly come before the Meeting.

|X|  Please mark your votes as in       If you plan to attend the Annual  |_|
     this example.                      Meeting, place an X in this box.

1.   ELECTION OF DIRECTORS


FOR the nominee listed below  |_|      WITHHOLD AUTHORITY to be for       |_|
                                       the nominee listed below

                       Nominees: Michael Sumichrast, Ph.D.
                                 Martin A. Sumichrast
                                 Wolfgang Kossner

                    FOR           AGAINST             ABSTAIN
                    |_|             |_|                 |_|

2. PROPOSAL TO APPROVAL AN AMENDMENT TO THE 1996 STOCK OPTION PLAN to increase the number of shares authorized under the Plan from 600,000 to 850,000.

                    FOR           AGAINST             ABSTAIN
                    |_|             |_|                 |_|

          (THE PROXY CONTINUED AND MUST BE SIGNED ON THE REVERSE SIDE.)

3. RATIFICATION OF APPOINTMENT OF SPICER, JEFFERIES & CO., to serve as the Company's independent public accountants for fiscal year ending March 31, 1999.

                    FOR           AGAINST             ABSTAIN
                    |_|            |_|                 |_|

4. In their discretion upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.


SIGNATURE: ______________________________      DATE:_______________________

SIGNATURE: ______________________________      DATE:_______________________

                           (SIGNATURE IF HELD JOINTLY)


         NOTE: Please sign exactly as name or names appear on stock certificate as indicated hereon. Joint owners should each sign. When signing as attorney, executor, administrator or guardian, please give full title as such.

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STOCKHOLDERS  ARE URGED TO DATE,  MARK,  SIGN AND RETURN  THIS  PROXY  STATEMENT
PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.
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